EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- 17939) pertaining to the 1996 Stock Option Plan and 1996 Broad Based Stock Option Plan of MoneyGram Payment Systems, Inc. of our report dated March 12, 1998, with respect to the consolidated financial statements of MoneyGram Payment Systems, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                                                      Ernst & Young LLP

New York, New York
March 31, 1998